                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     / /

Filed by a Party other than the Registrant  /X/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             [NAME OF REGISTRANT]
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         [NAME OF FILER IF APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          FRANKLIN CAPITAL CORPORATION
                                 450 Park Avenue
                            New York, New York 10022

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On September 10, 1999

                                   ----------

         The Annual Meeting of Stockholders of Franklin Capital Corporation (the "Corporation") will be held on September 10, l999 at 11 o'clock a.m., New York Time, at The Chase Manhattan Bank, 2nd Floor Conference Room, 726 Madison Avenue, New York, New York, for the following purposes:

                  1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

                  2. To ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 1999; and

                  3. To approve an amendment to the Corporation's certificate of incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of capital stock from 2,000,000 to 10,000,000.

                  4. To authorize the issuance of a series of preferred shares of stock.

                  5. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board has fixed the close of business on August 13, 1999 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.

         If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                              By Order of the Board of Directors

                                              SPENCER L. BROWN
                                              Secretary

New York, New York
August 13, 1999

                         FRANKLIN CAPITAL CORPORATION
                               450 Park Avenue
                           New York, New York 10022

                                   -------

                               PROXY STATEMENT

Solicitation of Proxies

         This Proxy Statement is furnished by the Board of Directors of Franklin Capital Corporation, a Delaware corporation (the "Corporation", or "Franklin"), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on September 10, l999, at 11 o'clock a.m., New York Time, at The Chase Manhattan Bank, 2nd Floor Conference Room, 726 Madison Avenue, New York, New York.

Voting and Revocability of Proxies

         Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted for the election of the five (5) nominees for directors, in favor of the amendment to the Certificate of Incorporation, in favor the authorization of the issuance of preferred shares of stock and in favor of the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

         In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than September 30, 1999.

                  Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.

Expenses of Solicitation of Proxies

         The solicitation will be made by the Corporation and all expenses will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by telecopier. This proxy statement and form of proxy are first being sent to stockholders on or about August 13, 1999. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT TO STOCKHOLDERS TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO "FRANKLIN CAPITAL CORPORATION, 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION:
STOCKHOLDER RELATIONS" OR BY CALLING COLLECT TO (212) 486-2323.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

         At the close of business on August 13, 1999, the record date for the Meeting (the "Record Date"), the outstanding voting securities of the Corporation consisted of 749,632 shares of Common Stock, each of which is entitled to one vote.

Principal Stockholders

         The following table sets forth certain information with respect to the holdings of any person, including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "1934 Act") who was known to the Corporation to be the "beneficial owner", as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on July 1, 1999. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and on publicly available filings made with the Securities and Exchange Commission (the "Commission") by or on behalf of stockholders of the Corporation.


Title           Name and Address                             Amount and Nature of           Percent
of Class        of Beneficial Owner                          Beneficial Ownership           of Class

Common          Stephen L. Brown, Chairman                       108,335(1)                  14.2%
Stock           c/o Franklin Capital Corporation
                450 Park Avenue
                New York, New York 10022

Common          Kuby Gottlieb Special Value Fund                  60,350                      7.9%
Stock           500 West Madison Avenue, 27th Floor
                Chicago, IL 60661

(1) Does not include 4,075 shares owned by Mr. Brown's children not including Spencer L. Brown, and does not include 18,200 shares owned by Spencer L. Brown, Secretary of the Corporation, including options for 11,875 shares. Mr. Brown disclaims beneficial ownership of such shares. Includes options for 5,000 shares exercisable on January 27, 1998, 5,000 shares exercisable on January 27, 1999 and 1,875 shares exercisable on March 18, 1999.

Security Ownership of Management

         The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on July 1, 1999. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.


Title of        Name of Beneficial                         Amount
Class           Owner of Class                      Beneficially Owned                          Percent

Common          Stephen L. Brown                            108,335(1)                            14.2%
Stock           Spencer L. Brown                             18,200(2)                             2.4%
                Miles L. Berger                              10,000                                1.3%
                Jonathan A. Marshall                          5,900                                *
                Hiram M. Lazar                                3,250(3)                             *
                Irving Levine                                 3,000                                *
                Michael Rolnick                                 400                                *

                All officers and directors
                as a group (7 persons)                      149,085                               19.2%

         ---------
         *Less than 1%

(1) Does not include 4,075 shares owned by Mr. Brown's children not including Spencer L. Brown, and does not include 18,200 shares owned by Spencer L. Brown, Secretary of the Corporation, including options for 11,875 shares. Mr. Brown disclaims beneficial ownership of such shares. Includes options for 5,000 shares exercisable on January 27, 1998, 5,000 shares exercisable on January 27, 1999 and 1,875 shares exercisable on March 18, 1999.

(2) Includes options for 5,000 shares exercisable on January 27, 1998, 5,000 shares exercisable on January 27, 1999 and 1,875 shares exercisable on March 18, 1999.

(3)  Includes options for 1,250 shares exercisable on March 18, 1999.

                              ELECTION OF DIRECTORS
                              ---------------------

Information Concerning Nominees

          At the Meeting, the stockholders will elect five (5) directors, constituting the entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on August 13,1999 is entitled to one vote for each share of Common Stock registered in the name of each stockholder on the books of the Corporation.

          The term of the present directors of the Corporation expires at the Meeting when their respective successors have been duly elected and qualified.

         Information with respect to the nominees for election as directors of the Corporation follows:


                                                       Position                                         Director
         Name                           Age            with the Corporation                             Since
         ----                           ---            --------------------                             -----

         Stephen L. Brown*               61            Chairman of the Board,                            1986
                                                       Chief Executive Officer and Director
         Miles L. Berger                 69            Director                                          1996
         Irving Levine                   77            Director                                          1990
         Jonathan A. Marshall            60            Director                                          1987
         Michael P. Rolnick              34            Director                                          1998

* Mr. Brown is an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the "1940 Act") by reason of his position as Chairman and Chief Executive Officer of the Corporation.

         Stephen L. Brown, Chairman of the Board of Directors of the Corporation, has been Chairman and Chief Executive Officer since October 1986. From June 1984 through June 1997, Mr. Brown was Chairman of S.L. Brown & Company, Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund) and Avery Communications Inc., a holding company in the telecommunications industry ("Avery").

         Miles L. Berger, a director of the Corporation, has been Vice Chairman of the Board of Heitman Financial Ltd., a real estate service company, for more than the past six years. Mr. Berger is also Chairman of the Board of Mid Town Bank, Chicago, and Berger Management Services LLC. Additionally Mr. Berger serves as a board member of Innkeepers USA Trust and Universal Health Realty Income Trust.

         Irving Levine, a director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.).

         Jonathan A. Marshall, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

         Michael P. Rolnick, a director of the Corporation, is Vice President for New Ventures at E* Trade Group Inc. In this capacity, he is responsible for the company's corporate development activities including mergers and acquisitions, private equity investments, and corporate strategy. Prior to working at E* Trade, Mr. Rolnick was an Associate at Montgomery Securities.

Executive Officers

         In addition to Mr. Stephen Brown, the following individuals are executive officers of the Corporation:

         Spencer L. Brown, age 33. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. From September 1993 to July 1994 Mr. Brown was an attorney with the firm of Wilson, Elser, Moskowitz, Edelman & Dicker. Mr. Brown is also a director of Avery Communications. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

         Hiram M. Lazar, age 34. Mr. Lazar has been Chief Financial Officer of the Corporation since January 1999. From June 1992 to January 1999, Mr. Lazar was Vice-President of Finance and Compliance and Corporate Controller of Lebenthal & Co., Inc. a regional full-service brokerage firm. From July 1985 to June 1992 Mr. Lazar worked as a Certified Public Accountant.

         The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

Remuneration of Directors and Officers

         The following table sets forth information with respect to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 1998:



                                                                       Aggregate                Pension or Retirement
                                                                       Compensation             Benefits Accrued


                                                                       From the                  as part of
Name of Person                Position                                 Corporation               Corporation Expenses
--------------                --------                                 -----------               --------------------

Stephen L. Brown              Chairman and Chief
                              Executive Officer                        $382,500                           $0
Spencer L. Brown              Senior Vice President
                              and Secretary                            $138,750                           $0
Miles L. Berger               Director                                 $12,000                            $0
Carl D. Glickman              Director                                 $6,000                             $0
John Greenbaum                Chief Financial Officer,
                              Treasurer and Director                   $102,500                           $0
Irving Levine                 Director                                 $12,000                            $0
Jonathan A. Marshall          Director                                 $12,000                            $0
Michael P. Rolnick            Director                                 $6,000                             $0
Jeffrey J. Steiner            Director                                 $1,500                             $0


         In l997, Mr. Brown was employed under a contract with the Corporation at a base salary of $390,000 per annum. The initial term of such employment contract expired on December 31, l995 and is automatically extended from year to year thereafter unless the Corporation elects not to extend the term. In compliance with the terms of the Settlement (the "Settlement") entered into between the Corporation and a former director Mr. Brown's base salary was reduced to $350,000, effective January 1, l998. Mr. Brown received a performance bonus of $32,500 for 1998. Each director of the Corporation, other than those directors who are also officers of the Corporation, received director's fees of $12,000 in l998. Those directors who did not serve a full year received a pro-rated portion, based on number of meetings attended. Mr. Glickman resigned as a director on July 29, 1998. Mr. Steiner did not stand for re-election as a director at the June 16, 1998 annual meeting. Pursuant to the Settlement, upon becoming a BDC, the Corporation agreed that directors' annual fees for all meetings of the Board shall not exceed in the aggregate a total of $12,000 per year, although such directors may also receive incentive compensation. If approved by the Securities and Exchange Commission, (see page 8, compensation pursuant to plans) each director will receive 5,000 options to purchase the Corporation's stock at a price of no less than the closing price of Franklin Capital Corporation's Common Stock on the date such options are issued. During the year ended December 31, l998, the Corporation reimbursed directors, other than directors who are also officers, for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $3,539. Mr. Brown received no such reimbursement.

Compensation Pursuant to Plans

         On September 10, 1997, the Corporation's stockholders approved two Stock Option Plans: a Stock Incentive Plan ("SIP") to be offered to the Corporation's consultants, officers and employees (including any officer or employee who is also a director of the Corporation) and a Non-Statutory Stock Option Plan ("SOP") to be offered to the Corporation's "outside " directors, i.e., those directors who are not also officers or employees of the Corporation. 75,000 shares of the Corporation's Common Stock have been reserved for issuance under these plans, of which 45,000 shares have been reserved for the SIP and 30,000 shares have been reserved for the SOP. Shares subject to options that terminate or expire prior to exercise will be available for future grants under the Plans.

         The SIP is administered by the Corporation's Board of Directors. The Board has the authority, among other rights, to select the participants to whom awards may be granted, determine the types of awards to be granted, and determine the vesting terms and other conditions of an award to a SIP participant. The SIP permits the Committee to grant participants options to purchase Common Stock (including incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or "non-statutory stock options" ("non-ISOs")), stock appreciation rights, restricted stock and tax offset bonuses.

         On January 27, 1998, the Corporation granted 15,000 options each to Stephen L. Brown, Spencer L. Brown, and John Greenbaum under the SIP. The strike price of the options was $7.00 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vest one year from the date of issuance; and the final one-third vest two years after the date of issuance. The options expire after ten years. On December 31, 1998, John Greenbaum resigned from the Corporation and forfeited 10,000 options. These 10,000 options were reissued on March 18, 1999 as follows, 3,750 each to Stephen
L. Brown and Spencer L. Brown, and 2,500 to Hiram M. Lazar at a strike price of $5.75 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half will vest on January 27, 2000.

         The SOP is also administered by the Board of Directors. Only non-ISOs can be granted under the SOP. The Board granted all non-management directors 5,000 options each. Because the issuance of options to "outside" directors is not permitted under the Act without an exemptive order by the Commission, the issuance of options under the SOP is conditioned upon the granting of such order. The Corporation has applied for such relief and will not issue the granted options to "outside" directors until obtaining such exemptive relief. In the event such relief is not granted, no "outside" directors will be issued options pursuant to the SOP.

Committees and Meetings of the Board of Directors

         During the year ended December 31, 1998, the Board of Directors met on 5 occasions and did not act without a meeting by unanimous written consent.

         The Audit Committee held one meeting during the year ended December 31, 1998. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Marshall and Berger.

         The Executive Committee meets between meetings of the Board of Directors. The Executive Committee generally may exercise the authority of the Board of Directors and may approve financings not to exceed $500,000. The Executive Committee did not meet during the year ended December 31, 1998. The members of the Executive Committee are Messrs. Brown,* Marshall and Levine.

*Interested Person.

         The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee met once during the year ended December 31, 1998. The members of the Compensation Committee are Messrs. Marshall (Chairman) and Levine.

         Each director, attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which he served. There is no Nominating Committee.

Brokerage Transactions

         During the year ended December 31, 1998, the Corporation paid aggregate brokerage commissions of approximately $26,000.

         Brokers are selected by the Corporation's Board of Directors, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

Investment Advisor

         The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

Affiliated Transactions

         In January 1999, Franklin formed eCom Capital Corporation ("eCom"), a wholly owned subsidiary of Franklin, for the purposes of investing in internet related ventures. On January 25, 1999, e.com invested a total of $387,500 into eMattress.com Inc. ("eMattress"), consisting of $175,000 worth of Franklin common stock (20,046 shares from treasury stock valued at the Net Asset Value on the date of the transaction) and $212,500 in cash for 320,000 shares of Preferred Stock which is convertible into a 50% equity interest in eMattress. eMattress is a retail internet mattress company that was founded in 1998. eMattress can be found on the World Wide Web at the domain address www.emattress.com. eMattress became operational and its website went online in March 1999. Messrs. Stephen L. Brown and Spencer L. Brown were elected to serve on the eMattress Board of Directors.

         In August 1995, Franklin made an initial investment of $350,000 in Avery Communications Inc. ("Avery"), a holding company in the telecommunications industry. This investment consisted of a one year 12% note with warrants and a conversion option. On June 30, 1996, Franklin exercised its warrants to purchase 158,333 shares of Avery common stock at $0.10 per share and in November 1996, the note was converted to 350,000 shares of Series B preferred stock which earn dividends of 12% per annum payable quarterly and are convertible to 350,000 shares of common stock. An additional 28,506 shares of common stock at a price of $1.00 per share were issued to Franklin at that time in lieu of accrued interest on the note.

         On May 30, 1997, Franklin made an additional investment of $2,500,000 in Avery. This investment partially consisted of a $1,000,000 note with a maturity of three years that earns interest at the rate of 10.0% per annum. The first year's interest payment of $100,000 was made at the time the loan was made. As additional consideration for this note, the Corporation received warrants to purchase 666,667 shares of Avery common stock at $1.50 per share. These warrants expire in five years from the date of issuance. The remainder of the investment, $1,500,000, purchased 7.5 equity units in Avery. Each unit consists of 133,333 shares of common stock of Avery and 200,000 shares of preferred Series D stock which are convertible to 100,000 shares of common stock. The shares of preferred Series D stock earn a dividend of 10.0% per annum payable quarterly. The Series B preferred shares previously owned by Franklin were converted to Series E preferred stock with the same terms. This transaction, in conjunction with the investment in common and preferred stock of Avery that the Corporation held previously, resulted in Franklin owning in excess of 25% of Avery's outstanding voting stock on a primary basis. Additionally, Messrs. Stephen L. Brown, Spencer L. Brown and John Greenbaum were appointed to Avery's six person Board of Directors and the Corporation's Chairman and Chief Executive Officer was appointed as the Vice Chairman of Avery's Board of Directors.

         On July 6, 1998, Franklin sold the 1,500,000 shares of Avery preferred Series D stock and the $1,000,000 Avery note along with 280,000 warrants to purchase Avery common stock for a total of $2,500,000 to the Thurston Group, Inc. The president of the Thurston Group is the current chairman of Avery. Franklin realized a net gain of $935,297 as a result of this sale. In conjunction with this transaction, John Greenbaum resigned from Avery's Board of Directors and Franklin's representation on Avery's board was reduced from three directors to two. As a result of this transaction, Avery is no longer a controlled affiliate of Franklin.

         On July 13, 1998, Franklin entered into a cashless exercise of its remaining warrants to purchase 386,667 shares of Avery common stock at $1.50 per share realizing a net gain of $372,911 and a decrease in unrealized appreciation of a like amount. In return, Franklin received 196,503 shares of Avery common stock.

Certain Litigation

         Pursuant to terms of the Settlement related to a complaint filed by a former director of Franklin in the United States District Court for the Southern District of New York that was approved by the District Court on September 11, 1997, the Board of Directors declared on July 18, 1997 a $3.25 special dividend to stockholders of record of the Corporation's Common Stock as of July 28, 1997. Additionally, the Corporation paid legal fees of $75,000 to the plaintiff's counsel.

         Under the terms of the Settlement, upon the Corporation becoming a BDC, for three years thereafter: (a) each director's annual fees for all meetings of the Board or Directors and its committees actually attended, including consulting fees, shall not exceed in the aggregate a total of $12,000 per year, but such directors may receive incentive compensation, as determined in and subject to the absolute discretion of the Board of Directors and provided that such incentive compensation is permissible under the Act; and (b) the base salary for Stephen Brown shall not exceed $350,000 per year, but, during those three years, Mr. Brown also may receive such additional incentive compensation, as determined by and subject to the absolute discretion of the Board of Directors, as is permissible under the Act.

Recommendation of the Board of Directors

         The Board of Directors recommends that stockholders vote "FOR" the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

         All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies will be voted for such a person, if any, as shall be designated by the Board of Directors to replace any such nominee, unless the Board of Directors reduces the number of directors constituting the whole Board.

         In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" the election of the five (5) nominees listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

                        PROPOSAL TO APPROVE SELECTION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1999. The audit services performed by Ernst & Young LLP for the year ended December 31, 1998 included an examination of the financial statements included in the 1998 Annual Report to Stockholders. Ernst & Young LLP also performed certain tax and special consulting services.

         Ernst & Young LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999.

                      PROPOSAL TO AMEND THE CERTIFICATE OF
                     INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF CAPITAL STOCK

         At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Certificate of Incorporation to increase the number of shares of common stock, par value $1.00 per share (the "Common Stock" from 2,000,000 to 5,000,000 shares and to increase the number of share of Preferred Stock from 0 to 5,000,000. Such amendment was unanimously approved by the Board of Directors of the Corporation on August 13, 1999.

         The Corporation's Certificate of Incorporation currently authorizes 2,000,000 shares of Common Stock and 0 shares of Preferred Stock. The proposed amendment to the Certificate of Incorporation would increase the number of share of authorized capital stock by 8,000,000 from 2,000,000 to 10,000,000, with the number of shares designated as Common Stock increasing from 2,000,000 to 5,000,000. If the amendment is authorized, Article Four of the Corporation's Certificate of Incorporation would be amended to read as follows:

                           The total number of shares of stock which the
                  Corporation shall have authority to issue is Ten Million (10,000,000) shares, consisting of Five Million (5,000,000) share of Common Stock, and the par value of each such share is One Dollar ($1.00) and Five Million (5,000,000) shares of Preferred Stock, and the par value of each such share is $1.00.

                           The Board of Directors is expressly authorized to
                  provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
                  (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         The Board of Directors of the Corporation has determined that the number of authorized shares of Common Stock and Preferred Stock would be increased to provide the Corporation with the flexibility to conduct the Corporation's future operations, including the issuance, distribution or exchange of shares of such stock for stock dividends, acquisitions and financings. The Board of Directors currently ahs no specific plans to declare a stock dividend or stock split on the Common Stock, to issue additional share of Common Stock and is not engaged in any merger of acquisition discussions.

         The Board of Directors of the Corporation unanimously recommends that stockholders of the Corporation vote "FOR" approval of adoption of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock.

         The affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the Record Date is required to approve the increase in the Common Stock and Preferred Stock that the Corporation is authorized to issue.

PROPOSAL TO APPROVE THE ISSUANCE OF THE PREFERRED STOCK

         At the Annual Meeting, for the reasons set forth in the previous proposal, the stockholders will be asked to consider and approve a proposal to authorize the issuance of up to 5,000,000 shares of Preferred Stock. If the Board of Directors authorizes such Preferred Stock to include the right to be converted into a voting security of the Corporation (the "Conversion Rights"), the Conversion Rights will expire within ten years of their issuance and will not be separately transferable unless no class of such Conversion Rights has been publicly distributed at the time of the transfer. Further, the conversion price of the Conversion Rights will not be less than the market value, or if no such markets exists, the net asset value of such voting securities on the date of issuance of such Preferred Stock.

         The affirmative vote of a majority of the share of Common Stock issued and outstanding as of the Record Date is required to approve this proposal.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received in writing by the Corporation not later than May 31, 2000 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in August 2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                       By Order of the Board of Directors

                                                     SPENCER L. BROWN
                                                     Secretary

August 13, 1999

                         FRANKLIN CAPITAL CORPORATION                      PROXY
          This Proxy is Solicited on Behalf of the Board of Directors

                    Proxy for Annual Meeting of Shareholders
                               September 10, 1999

   The undersigned hereby appoints Stephen L. Brown and Jonathan A. Marshall, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of Franklin Capital Corporation (the "Corporation"), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of August 13, 1999 at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at The Chase Manhattan Bank, 726 Madison Avenue, New York, NY, on Friday, September 10, 1999, at 11 o'clock a.m., New York Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

   The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all five nominees in item 1 and FOR items 2, 3 and 4 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have AGAINST from voting with respect to such proposal.

                      (Continued and to be signed on reverse side)


                            o  FOLD AND DETACH HERE  o

                                                          Please mark
                                                          your votes as
                                                          indicated in
                                                          this example    /X/

1. ELECTION OF DIRECTORS: Stephen L. Brown, Miles L. Berger, Irving Levine, Jonathan A. Marshall, Michael P. Rolnick (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

   -----------------------------------------------------------------------------

   FOR the election of all                   WITHHOLDING
   nominees listed (except                AUTHORITY to vote
  as marked to the contrary               for all nominees
     on the line above)                      listed above
          / /                                / /


                                                      FOR   AGAINST   ABSTAIN

2. Ratification of appointment of Ernst & Young
   LLP to serve as independent auditors of the
   Corporation for the fiscal year ending             / /    / /       / /
   December 31, 1999.

3. To approve an amendment to the Corporation's
   Certificate of Incorporation to increase the
   number of authorized shares of capital stock from
   2,000,000 to 10,000,000.                           / /    / /       / /

4. To authorize the issuance of a series of
   preferred shares of stock.                         / /    / /       / /

5. In their discretion, on such other matters
   as may properly come before the Meeting (other
   than adjournments with respect to any proposal
   as described on reverse).                          / /    / /       / /


       THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE DATE, SIGN
                  AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE


Signatures of Stockholder(s)                                  Date        ,1999
                            ---------------------------------     --------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.